UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2025

PORTILLO'S INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40951	87-1104304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400, Oak Brook, Illinois 60523
(Address of principal executive offices)
(630) 954-3773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	PTLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2025, Portillo’s Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing the departure of the Company’s President and Chief Executive Officer, Michael Osanloo, and the appointment of Michael A. Miles, Jr., the Chair of the Board of Directors of the Company (the “Board”), as the Company’s Interim President and Chief Executive Officer (“Interim CEO”), in each case, effective September 21, 2025 (the “Transition Date”). The Company is filing this Amendment to the Original Form 8-K to provide information regarding Mr. Miles’ compensation as Interim CEO and Mr. Osanloo’s severance benefits that were not known at the time the Original Form 8-K was filed.

Miles Letter Agreement

In connection with his appointment as Interim CEO, Mr. Miles and Portillo’s Hot Dogs, LLC, a subsidiary of the Company, entered into a letter agreement, which provides for an initial term of three months (the “Initial Term”), during which time Mr. Miles will be paid a base salary at an annualized rate of $60,000, and will also be granted a restricted stock unit (“RSU”) award with a grant date fair value of $1,200,000 (the “Initial Term RSUs”), which will fully vest on the one-year anniversary of the grant date, subject to Mr. Miles’ continued service with the Company as Interim CEO or as a member of the Board through such date. For his service as Interim CEO following the conclusion of the Initial Term, Mr. Miles will continue to be paid a base salary at an annualized rate of $60,000 and will be granted an RSU award with a grant date fair value of $400,000 each month, which will fully vest on the one-year anniversary of the applicable grant date, subject to Mr. Miles’ continued service with the Company as Interim CEO or as a member of the Board. In the event that Mr. Miles’ service as Interim CEO and a member of the Board terminates: (i) prior to the conclusion of the Initial Term, the Initial Term RSUs will vest on a prorated basis, and (ii) following the conclusion of the Initial Term, his outstanding RSUs will fully vest upon his separation.

Osanloo Separation Agreement

In connection with his separation from the Company, Mr. Osanloo and the Company entered into a Separation Agreement and Release (the “Osanloo Separation Agreement”), pursuant to which he is entitled to receive the following payments and benefits consistent with the Company’s Senior Executive Severance Plan: (i) 18 months of base salary continuation; (ii) a prorated bonus for 2025, based on actual performance; (iii) continued medical, dental and vision coverage at active employee rates for up to 18 months; and (iv) outplacement services for up to 12 months, with a value not to exceed $25,000. In addition, Mr. Osanloo’s outstanding stock option awards granted to him on October 1, 2018 will remain exercisable until the 10th anniversary of the grant date. Mr. Osanloo’s receipt of such payments and benefits is subject to his continued compliance with the restrictive covenants set forth in the Company’s Senior Executive Severance Plan, any other pre-existing restrictive covenants in effect as of the date of the Osanloo Separation Agreement, a two-year non-competition covenant set forth in the Osanloo Separation Agreement, and his performing such knowledge transfer and strategic consulting services as the Company may reasonably request from time to time during a consulting period commencing on the Transition Date and ending on December 20, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Portillo's Inc.
(Registrant)

Date: October 3, 2025	By:	/s/ Michelle Hook
Michelle Hook
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)